UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: December 19, 2012

(Date of earliest event reported)

Lithia Motors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Oregon (State or Other Jurisdiction of Incorporation or Organization)	001-14733 (Commission File Number)	93 - 0572810 (IRS Employer Identification No.)

150 N. Bartlett St. Medford, Oregon 97501 (address of Principal Executive Offices) (Zip Code)

541-776-6401

Registrant's Telephone Number, Including Area Code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective December 19, 2012, Lithia Motors, Inc. (the “Company”) entered into an Amendment to Loan Agreement with U.S. Bank National Association as agent for the lenders, and U.S. Bank National Association, JPMorgan Chase Bank, NA, Mercedes-Benz Financial Services USA LLC, Toyota Motor Credit Corporation, BMW Financial Services NA, LLC, Nissan Motor Acceptance Corporation, Bank of America, N.A., Wells Fargo Bank, N.A., Bank of the West, and KeyBank National Association, as lenders. The Loan Agreement, dated effective April 17, 2012, provided for a total financing commitment of $650 million, which could be expanded to $800 million. Effective December 19, 2012, the Company expanded the total financing commitment to $800 million. The Amendment to Loan Agreement amended the allocation of the financing commitment to $575 million (from $500 million) in new vehicle inventory floorplan financing, $80 million (from $100 million) in new vehicle inventory floorplan financing and $145 million (from $50 million) for the Company’s general corporate purposes, including acquisitions and working capital. On December 21, 2012, the Company issued a press release announcing the changes to the financing commitments. A copy of the press release is attached as Exhibit 99.1. A copy of the Amendment to Loan Agreement is attached as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)	The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1

Amendment to Loan Agreement  dated December 19, 2012 with U.S. Bank National Association as agent for the lenders, and U.S. Bank National Association, JPMorgan Chase Bank, NA, Mercedes-Benz Financial Services USA LLC, Toyota Motor Credit Corporation, BMW Financial Services NA, LLC, Nissan Motor Acceptance Corporation, Bank of America, N.A., Wells Fargo Bank, N.A., Bank of the West, and KeyBank National Association, as lenders.

	99.1	Press Release re Amendment to Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2012	LITHIA MOTORS, INC. (Registrant) By: /s/ John North John North Vice President, Finance and Corporate Controller